Exhibit 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of GulfMark Offshore, Inc. of our report dated August 21, 2008 relating to the consolidated financial statements of Rigdon Marine Holdings, L.L.C., which appear in the Current Report on Form 8-K/A of GulfMark Offshore, Inc. filed on September 12, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, TX
September 11, 2008